UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

Valor Gold Corp.
 (Exact name of registrant as specified in Charter)

Delaware (State or other jurisdiction of incorporation)	333-171277 (Commission File Number)	45-5215796 (IRS Employer Identification No.)

200 S Virginia Street, 8th Floor, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 734-4361

27 Bet Hillel Street, Unit 18 Tel Aviv, 67017, Israel
(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

VALOR GOLD CORP.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 27, 2012 we filed an Amended and Restated Certificate of Incorporation in order to change our name to Valor Gold Corp. from Felafel Corp. (“we” or the “Company”) and to increase our authorized capital stock from 200,000,000 shares to 250,000,000 shares, divided into two classes as follows: 200,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”). Also on March 27, 2012, our board of directors authorized a 7.5 for one forward split of our outstanding Common Stock in the form of a dividend, whereby an additional 6.5 shares of Common Stock were issued for each one share of Common Stock held by each shareholder of record on April 9, 2012, with a payment date of April 11, 2012.  All share amounts referenced in this Current Report on Form 8-K have been adjusted to reflect the number of shares of our Common Stock on a post-dividend basis.  On May 17, 2012, we filed a certificate of designation of preferences, rights and limitations of Series A Convertible Preferred Stock designating and authorizing the issuance of 5,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

The Merger

On May 24, 2012, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with (i) Red Battle Corp. (“Red Battle”), a Delaware corporation and owner of all of the outstanding membership interests of each of Arttor Gold LLC (“Arttor Gold”), a Nevada limited liability company, and Noble Effort Gold LLC (“Noble Effort”), a Nevada limited liability company, (ii) Pershing Gold Corporation, formerly Sagebrush Gold Ltd. (“Pershing”), a Nevada corporation and owner of all of the outstanding capital stock of Red Battle, and (iii) Valor Gold Acquisition Corp., our newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), our Acquisition Sub merged with and into Red Battle, and Red Battle, as the surviving corporation, became a wholly-owned subsidiary of the Company.  As a result of the Merger, the Company acquired certain business and operations from Pershing primarily consisting of junior gold exploration mining claims and related rights held by Arttor Gold and Noble Effort after Pershing determined that it would be in Pershing’s best interests to focus its efforts and resources on development of its Relief Canyon and Pershing County, Nevada opportunities.  At the effective time of the Merger, the Company discontinued its prior business and operations and revised its business purpose to pursue the business and operations previously pursued by Pershing through its Arttor Gold and Noble Effort subsidiaries as its sole business.  The decision by Pershing to dispose of its Arttor Gold and Noble Effort opportunities was determined, in part, to be in the best interest of Pershing and its shareholders in order to both focus Pershing’s resources on Relief Canyon and related opportunities and relieve Pershing of exploration and development costs and expenditures expected to be required for the Arttor Gold and Noble Effort properties, while continuing to retain a significant equity and royalty interest therein.   We may, from time to time, further re-evaluate our business plan relative to our capital position and ongoing expenditure obligations.

Contemporaneously with the closing of the Merger, the Company raised a total of $3,800,000 pursuant to an offering (the “Private Placement”) to accredited investors of 4,500,000 shares of Common Stock at $0.40 per share and 5,000,000 shares of Series A Preferred Stock at $0.40 per share.  Frost-Gamma Investment Trust (“FGIT”) (which is controlled by Dr. Philip Frost, trustee of FGIT) purchased 1,250,000 shares of Common Stock in the Private Placement.  GRQ Consultants, Inc. Defined Benefit Plan (“GRQ DBP”), GRQ Consultants, Inc. Roth 401K FBO Barry Honig (“GRQ Roth”) and GRQ Consultants Inc., 401K (“GRQ 401K” and, together with GRQ DBP and GRQ Roth, the “GRQ Entities”) (which are each controlled by Barry Honig as trustee of GRQ DBP, GRQ Roth and GRQ 401K) purchased 1,062,500, 187,500 and 3,750,000 shares, respectively, of the Series A Preferred Stock in the Private Placement.  In addition to being large shareholders of Pershing, both  Dr. Frost/FGIT and Mr. Honig/ GRQ Entities, directly and indirectly, may influence Pershing’s decisions with respect to voting of the 25,000,000 shares owned by Pershing, through ownership interests in Pershing’s largest shareholder, Continental Resources Group, Inc. and their investments in both Pershing and the Company.  In addition, Mr. Honig has served as co-Chairman of Pershing and currently is a director of Pershing.  Accordingly, we consider Pershing and Mr. Honig to be founders and “promoters” of the Company as defined under the Securities Act of 1933, as amended (the “Securities Act”).  In addition, as a result of Dr. Frost/FGIT and Mr. Honig/GRQ Entities being among the largest shareholders of Pershing and the Company, there may exist certain conflicts of interest with respect to the business and affairs of each of these companies.  We believe that Dr. Frost/FGIT and Mr. Honig/GRQ Entities are independent private investors who have no agreements, arrangements or understandings with respect to the ownership or control over any of these companies.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the effective time of the Merger, all of the issued and outstanding shares of capital stock of Red Battle immediately prior to the effective time of the Merger were cancelled and the holder thereof (Pershing) became entitled to the right to receive the following: (i) $2,000,000 in cash (the “Cash Consideration”), (ii) a 5% promissory note in the principal amount of $500,000 due 18 months following the issuance date (the “Note”) and (iii) 25,000,000 shares of our common stock (the “Stock Consideration”, and, together with the Cash Consideration and the Note, the “Merger Consideration”).  As further consideration for the Merger, (i) Arthur Leger entered into an NSR Agreement with Pershing Royalty Company, the wholly owned subsidiary of Pershing, granting Pershing Royalty Company a 1% royalty on certain claims, as further described below; (ii) Mr. Leger agreed to cancel 1,750,000 shares of Pershing’s common stock held by Mr. Leger prior to the Merger; and (iii) Mr. Leger agreed to defer certain royalty payments under the terms of the Lease Agreements with Arttor Gold related to the Red Rocks and North Battle Prospect Claims (as further described herein).

•
Under the terms of the Note, all outstanding principal, together with all accrued but unpaid interest, is payable upon the earlier of: (i) the closing of  one or more private placements of the Company’s securities in which the Company receives gross proceeds of at least $7,500,000 or (ii) 18 months following the issuance of the Note.

•
The maximum aggregate amount of losses for which Pershing shall be liable, except for certain breach of the representations and warranties, shall be limited to $2,500,000. Notwithstanding the foregoing, Pershing’s liability for losses shall be limited to (i) the amount of any unpaid balance due to Pershing under the Note, on a dollar for dollar basis, by way of setoff of the principal balance thereof which shall be applied to the amount of any losses first, and thereafter, (ii) cancellation of up to 10 million of the shares of Common Stock issued to Pershing at closing of the Merger, calculated on the basis of the Fair Market Value of such shares on the date Pershing provides written notice of a claim for indemnification.

•
The Note amount above was determined, in part, by Pershing in order to compensate Pershing for drilling and exploration costs incurred in connection with the development plan for the Arttor Gold and Noble Effort prospects.  The amount of the Merger Consideration was determined arbitrarily and may not be considered to have been determined on an arms-length basis in light of the numerous conflicts of interests applicable to the Merger and the transactions described herein.  Further, no valuation or third-party bids were sought in connection with determining the amount of the Merger Consideration and no “fairness opinion” has been or will be obtained by Pershing or the Company.  Accordingly, the Merger Consideration and other transactions described herein may be unfavorable to Pershing and/or the Company or their respective shareholders.

•
Pershing Royalty Company, a wholly owned subsidiary of Pershing entered into a Net Smelter Royalty Agreement (the “NSR Agreement”) with Arthur Leger, the Company’s new sole officer and a director, for the Arttor Gold properties acquired by the Company (the “Claims”).  Under the terms of the NSR Agreement, Mr. Leger will pay Pershing Royalty Company a non-participating, non-executory perpetual royalty of one percent (1%) of the Net Smelter Returns from all Valuable Minerals (as defined in the NSR Agreement)  mined and removed from the Claims and sold or deemed to have been sold.

•
Certain holders of our registered shares (except for FGIT), who also purchased unregistered shares of Common Stock in the Private Placement entered into a lock-up agreement whereby such holders agreed not to sell or otherwise dispose of the registered shares except that such holder may sell an equivalent number of registered shares (the “Leakout Shares”) during the lockup period and such holder’s lock-up period shall conclude on such date that all holders of registered shares who also purchased unregistered shares in the Private Placement has  sold all of their Leakout Shares.  Each holder is obligated to notify the Company when all shares that are permitted to be sold have been sold, and upon notification that all holders of registered shares have sold their allotted number of registered shares, the Company will terminate the lock-up and notify each of the holders that the lock up is no longer applicable to their registered shares through issuance of a press release.   Additionally, holders of our registered shares who did not purchase unregistered shares of Common Stock in the Private Placement entered into a lock-up agreement whereby the holder agreed not to sell or otherwise dispose of the registered shares for a period of twelve months.  Furthermore, our officer and directors entered into lock-up agreements whereby they agreed not to sell or otherwise dispose of the registered shares for a period of twenty four months.

•
Upon the closing of the Merger, we appointed Arthur Leger, David Rector and Oliver-Barret Lindsay as directors of the Company.  In addition, Arthur Leger was appointed as the Company’s new Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.  We issued 4,000,000 shares of Common Stock to Mr. Leger, of which 2,000,000 shall vest immediately, 1,000,000 which shall vest upon the discovery of 500,000 ounces of gold on the Company’s properties and the remaining 1,000,000 which shall vest on the discovery of an additional 500,000 ounces of gold on the Company’s properties.  We issued 5,000,000 shares of Common Stock to Mr. Rector, of which 3,000,000 shall vest immediately, 1,000,000 which shall vest upon the discovery of 500,000 ounces of gold on the Company’s properties and the remaining 1,000,000 which shall vest on the discovery of an additional 500,000 ounces of gold on the Company’s properties.  We issued 100,000 shares of Common Stock and options to purchase 400,000 shares of Common Stock to Mr. Lindsay.  The shares of Common Stock issued to Mr. Lindsay shall vest immediately and, commencing six months from the date of issuance, one fourth of the options shall vest every six months provided that Mr. Lindsay remains on our board of directors.  The shares issued to Mr. Leger and Mr. Rector are subject to standard clawback rights relating to restatements of financial results, as promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, certain “fiduciary clawbacks”  in the event, among other things, there is a material breach of Company policy or procedures and certain “disclosure clawbacks, in the event any factual information furnished by or on behalf Mr. Leger or Mr. Rector, as the case may be, relating to the Red Rock and North Battle properties is deemed to not be materially true or accurate.   The issuance to Mr. Leger was made in part to compensate him for his agreement to cancel shares of Pershing common stock that had been issued to him by Pershing in connection with his services and properties transferred to Pershing. Upon the merger, Mr. Leger resigned from his position as the Director of Field Operations of Arttor Gold.  Mr. Rector continues to serve as the Treasurer, Vice President of Administration and Finance and a director of Pershing.    As a result of these interests and their prior affiliations, there may exist certain conflicts of interest with respect to the business and affairs of each of Pershing and the Company.

•
Upon the closing of the Merger, Idan Karako resigned as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director and Viktorija Eglinskaite-Dijokiene resigned as our Secretary and Director.

•
Under to the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we transferred all of our pre-Merger assets and liabilities to our newly formed wholly-owned subsidiary, Felafel Holdings, Inc. (“SplitCo”). Thereafter, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), we transferred all of the outstanding capital stock of SplitCo to certain of our former shareholders in exchange for the cancellation of 52,500,000 shares of our Common Stock that they owned (the “Split-Off”), with 25,000,002 shares of our Common Stock held by persons who acquired such shares prior to the Merger remaining outstanding.  These 25,000,002 shares constitute our “public float” and are our only shares of registered Common Stock and accordingly are our only shares available for resale without further registration or under an applicable exemption from registration.  GRQ 401K and FGIT purchased 2,850,000 shares of Common Stock and 750,000 shares of Common Stock, respectively, in privately negotiated transactions from the existing owners thereof prior to closing of the Merger.

Contemporaneously with the closing of the Merger, the Company conducted the Private Placement, pursuant to which it issued an aggregate of 4,500,000 unregistered shares of Common Stock at a purchase price of $0.40 per share and 5,000,000 unregistered shares of Series A Preferred Stock at a purchase price of $0.40 per share.  The Honig Entities purchased all 5,000,000 shares of Series A Preferred Stock.  There were 9 accredited investors in the Private Placement.

We believe that unregistered shares of the Company’s Common Stock are subject to resale restrictions for a period of one year following their issuance, and may only be resold if registered under the Securities Act or if an exemption from such registration such as that available under Rule 144, is applicable to such sales.  See “Risk Factors - Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline; Investor relations activities, nominal “float” and supply and demand factors may affect the price of our common stock.”

As discussed above, certain purchasers of registered freely-trading shares also purchased shares of our Common Stock in the Private Placement.  Accordingly, the Private Placement price may not indicate an accurate price per share of our Common Stock, and such price per share of shares sold in the Private Placement would not be a reliable indicator of the value of our securities when traded in the public markets.

The funds raised in the Private Placement were used to pay the $2,000,000 Cash Consideration payable to Pershing.  The Company intends to use a significant portion of the remaining proceeds of the Private Placement and proceeds from future sales for investor relations, shareholder awareness campaigns, non-deal road shows, and similar programs that are intended to increase investor and prospective investor awareness of the Company and its securities.   The Company currently intends to incur costs for newsletters, emails, letters, promotional DVDs, websites and videos in order to provide information concerning the business and affairs of the Company and may spend up to $3,000,000 (including the value of share issuances) for such purposes.  The Company may be described by third parties in these materials and may not have the opportunity to review or comment and revise materials prepared by third party writers or analysts.  These activities will benefit the Promoters of the Company and the other large holders of free-trading registered shares in a manner that may not be available to other shareholders, such as the Private Placement purchasers.  For example, the Company may elect to register for resale shares held by Pershing and others at a time that the Private Placement shareholders may not have an opportunity to sell their shares, presenting a conflict of interest.  See “Risk Factors - Investor relations activities, nominal “float” and supply and demand factors may affect the price of our common stock.”

Also in connection with the Merger, the Company and  DRC Partners LLC entered into an agreement (the “DRC Consulting Agreement”) pursuant to which the consultant agreed to provide investor relations services to the Company for consideration consisting of a (i) one-time fee of $10,000 and (ii) 100,000 shares of Common Stock per month.   Additionally, the Company and Interactive Investors, Inc. entered into an agreement (the “Interactive Consulting Agreement”) pursuant to which the consultant agreed to provide investor relations services to the Company for consideration consisting of (i) a one- time fee of $1,350,000 and (ii) 1,000,000 shares of the Company’s Common Stock.

The foregoing description of the Merger, the Note, the Split-Off, the Private Placement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of: (i) the Merger Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Note, which is filed as Exhibit 10.1 hereto, (iii) the Conveyance Agreement, which is filed as Exhibit 10.2 hereto, (iv) the Stock Purchase Agreement, which is filed as Exhibit 10.3 hereto, (v) the Form of Common Stock Subscription Agreement, which is filed as Exhibit 10.4 hereto, (vi) the Form of Series A Convertible Preferred Stock Subscription Agreement, which is filed as Exhibit 10.5 hereto, (vii) the NSR Agreement, which is filed as Exhibit 10. 6 hereto, (viii) the Forms of Lock-Up Agreement, which are filed as Exhibits 10.7, 10.8 and 10.19 hereto, (ix) the DRC Consulting Agreement, which is filed as Exhibit 10.9 hereto and (x) the Interactive Consulting Agreement, which is filed as Exhibit 10.10 hereto, each of which is incorporated herein by reference.

The shares of our Common Stock issued to Pershing as Stock Consideration in the Merger and the shares of Common Stock and Series A Preferred Stock issued to investors in the Private Placement were not registered under the Securities Act, in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

History of and Changes to the Business.   On May 24, 2011, Arttor Gold acquired the rights to explore the North Battle Mountain Mineral Prospect and Red Rock Mineral Prospect located in Lander County, Nevada pursuant to lease agreements with Mr. Leger, who had previously acquired the rights to explore these properties.  Also on May 24, 2011, Pershing purchased 100% of the outstanding membership interests of Arttor Gold from Arttor Gold’s four members, including Mr. Leger, Mr. Rector and FGIT for consideration consisting of (i) 2,000,000 shares of Pershing’s common stock issued to Mr. Leger, (ii) 2,000,000 shares of Pershing’s common stock issued to Mr. Rector, (iii) 7,000,000 shares of  Pershing’s common stock issued to FGIT and (iv) and 2,000,000 shares of Pershing’s common stock and 8,000,000 shares of Pershing’s Series B Convertible Preferred Stock issued to the remaining member of Arttor Gold.  Mr. Leger and Mr. Rector each owned 9.5% of Arttor Gold and FGIT owned 33.33% of Arttor Gold.  As a result of the purchase of Arttor Gold, Pershing acquired Arttor Gold’s two lease agreements with Mr. Leger.  Mr. Leger served as the Director of Field Operations for Pershing from May 2011 through the date of the Merger, when he resigned from all of his positions with Pershing.

On August 22, 2011 Arttor Gold, Pershing and Centerra (US) Inc. entered into an additional lease agreement for properties adjacent to the properties leased by Arttor Gold in May 2011.  On May 24, 2012, Pershing and Arttor Gold assigned their interest in the Centerra properties to Noble Effort.

On May 24, 2012, Mr. Leger and Pershing Royalty Company entered into the NSR Agreement. Under the terms of the NSR Agreement, Mr. Leger will pay Pershing Royalty Company a non-participating, non-executory perpetual royalty of one percent (1%) of the Net Smelter Returns from all Valuable Minerals (as defined in the NSR Agreement)  mined and removed from certain claims and sold or deemed to have been sold.

The business plan for the North Battle Mountain, Red Rock and Centerra prospects contemplate expenditures of up to $3,500,000 during 2012.  There can be no assurance that the proceeds of the Private Placement and other funds available will be sufficient to commence or undertake the expenditures contemplated, and Pershing shall not be responsible for any of such costs or obligations following the Merger.

We intend to carry on the business of Red Battle as our sole line of business. Upon closing of the Merger, we relocated our executive offices to 200 S. Virginia Street, 8th Floor, Reno, Nevada  89501 and our telephone number (888) 734-4361.   We expect that we will be seeking partners with whom we can share the exploration opportunities on our properties.  We anticipate that these partners will assist us in financing our drilling programs and that we will grant them an equity interest in the Company.

Pershing, as the holder of all of the outstanding capital stock of Red Battle, approved the Merger by written consent on May 24, 2012.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Merger, each of the directors of the Company resigned and Mr. Leger, Mr. Lindsay and Mr. Rector were appointed as directors of the Company. In addition, upon the closing of the Merger, each of the officers of the Company resigned and Mr. Leger was appointed as the Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Company.

A vacancy on our board of directors may be filled by the vote of a majority of the directors holding office.   Officers are appointed by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. Red Battle is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Red Battle and will be recorded at the historical cost basis of Red Battle, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Red Battle, historical operations of Red Battle and operations of the Company from the closing date of the Merger.

Tax Treatment; Small Business Issuer.  The Merger is not intended to constitute a tax free reorganization, including a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of Our Company

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Merger refer to a wholly-owned subsidiary of Pershing Gold Corporation known as Red Battle and subsidiaries, and for periods subsequent to the closing of the Merger refer to the Company and its subsidiaries (including Red Battle).

The Company was incorporated as a Delaware corporation on June 2, 2009 for the purpose of establishing and operating a falafel restaurant in Riga, Latvia.

On March 27, 2012, we amended and restated our certificate of incorporation in order to, among other things, change our name to Valor Gold Corp. and increase our authorized capital stock to 250,000,000 shares of stock, of which 200,000,000 are designated as common stock and 50,000,000 are designated as “blank check” preferred stock.  On May 17, 2012, we filed a certificate of designation of preferences, rights and limitations of Series A Convertible Preferred Stock designating and authorizing the issuance of 5,000,000 shares of Series A Preferred Stock.

Red Battle is an exploration stage gold and minerals exploration company focused on searching for gold and other mineral resources and seeking out potentially significant exploration and development targets.   It was formed in Delaware on April 30, 2012 and on May 23, 2012 purchased all of the outstanding membership interests of Arttor Gold and Noble Effort.  To date, neither Red Battle, Arttor Gold nor Noble Effort has generated material revenues or earnings as a result of its activities.  As a result of the Merger, Red Battle became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Red Battle as its sole line of business.

GLOSSARY OF SELECTED MINING TERMS

alluvial (valleys): material created by the erosion of rocks by water, air and climate conditions

Carlin-type: sediment-hosted disseminated gold deposits characterized by invisible (typically microscopic and/or dissolved) gold in pyrite and arsenopyrite, and named after the first large deposit of this composition found in the Carlin Unconformity, Nevada exploration stage: a U.S. Security and Exchange Commission descriptive category applicable to public mining companies engaged in the search for mineral deposits and ore reserves and which are not either in the mineral development or the ore production stage grade: The concentration of each ore metal in a rock sample, usually given as weight per volume. Where extremely low concentrations are involved, the concentration may be given in grams per ton (g/t). The grade of an ore deposit is calculated, often using sophisticated statistical procedures, as an average of the grades of a very large number of samples collected from throughout the deposit.

lode: a classic vein, ledge, or other rock in place between definite walls millsite: Public lands which are non-mineral in character.  Millsites may be located in connection with a placer or lode claim for mining and milling purposes or as an independent/custom mill site that is independent of a mining claim

Paleozoic: The era of geological time from about 540 to 245 million years ago unpatented mining claim: A mineral claim staked on federal or, in the case of severed mineral rights, private land (where the U.S. government has retained ownership of the locatable minerals) to which a deed from the U.S. government or other mineral title owner has not been received by the claimant. Unpatented claims give the claimant the exclusive right to explore for and to develop the underlying minerals and the right to use the surface for such purpose. However, the claimant does not own title to either the minerals or the surface, and the claim must include a discovery of valuable minerals to be valid and is subject to the payment of annual claim maintenance fees which are established by the governing authority of the land on which the claim is located.

Description of Our Business

 Overview

We are an exploration stage gold and minerals company  seeking out potentially significant exploration and development targets.   Red Battle was formed on April 30, 2012 as a Delaware corporation to acquire all of the outstanding membership interests of Arttor Gold and Noble Effort from Pershing.  We acquired Red Battle from Pershing on an “as is-where is” basis.  We expect that we will be seeking partners with whom we can share the exploration opportunities on our properties.  We anticipate that these partners will assist us in financing our drilling programs and that we will grant them an equity interest in the Company.

Arttor Gold was formed as a limited liability company in Nevada on April 28, 2011 and on May 24, 2011, Pershing purchased all of Arttor Gold’s outstanding membership interests from its former members.  Also on May 24, 2011, Arttor Gold entered into lease agreements for the Red Rock Mineral Prospect and North Battle Mountain Mineral Prospect, which are both located in Nevada.  These leases granted Arttor Gold the exclusive right to explore, mine and develop gold, silver, platinum and other minerals on these properties.  On August 22, 2011 Arttor Gold and Pershing  entered into a mining lease with Centerra (US) Inc. for exploration rights to certain properties adjacent to the Arttor Gold properties.

Noble Effort was formed as a limited liability company in Nevada on June 6, 2011 to explore potential acquisitions of natural resources properties suitable for exploration and development and, pursuant to an operating agreement dated June 6, 2011, Pershing owned 100% of the outstanding membership interests of Noble Effort.   On May 24, 2012, Pershing and Arttor Gold assigned their interest in the Centerra properties to Noble Effort.

North Battle Mountain and Red Rock Mineral Prospects

The North Battle Mountain Mineral Prospect is located in Lander County, Nevada, 18 kilometers north of the town of Battle Mountain in north central Nevada.  The property consists of 72 unpatented lode mining claims and encompasses approximately 1,520 acres.  The North Battle Mountain Mineral Prospect can be accessed from Battle Mountain by a paved county road for about 5.5 miles to the North Battle Mountain rail siding, and then by a graded gravel road from which an unimproved dirt road leads east to the north-central part of the property.

The Red Rock Mineral Prospect is located in Lander County, Nevada, 26 miles south of the town of Battle Mountain.  The property consists of 293 unpatented lode mining claims and encompassing approximately 7,480 acres.  The Red Rock Mineral Prospect can be accessed from Nevada State Highway 305, traveled south from Battle Mountain approximately 26 miles to the Carico Lake Valley/Red Rock Canyon turn-off, then east along an improved gravel road less than a mile to the western claim boundary.  Most of the property is accessible by secondary gravel and unimproved dirt roads. In June 2011, we filed for an additional 67 unpatented lode mining claims with BLM located northwest of the Red Rock Mineral Prospect. The North Battle Mountain and Red Rock Mineral Prospects consist of a total of 432 unpatented lode mining claims.

Title and Ownership Rights. The exploration rights to these properties are held through two amended and restated mining leases dated July 15, 2011 (the “Leger Leases”) between Arttor Gold, Arthur Leger, who located the mining claims in 2004, which consist of 305 lode claims, and an entity controlled by Mr. Leger, and an additional mining lease dated August 22, 2011 (the “Centerra Lease”), which consist of 24 lode claims, between Pershing, Arttor Gold and Centerra (US) Inc.  Pershing and Arttor Gold assigned their interests in the Centerra Lease to Noble Effort on May 24, 2012.

The Leger Leases grant us the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten years, and may be renewed in ten year increments.  The terms of the Leger Leases may not exceed 99 years.   Until production is achieved, our lease payments, or advance minimum royalties, consist of an initial payment of $5,000 per lease paid at signing and annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

In the event that that we produce gold or other minerals from minerals found on these properties, our lease payments will be the greater in each year of (i) the advance minimum royalty payments according to the table above or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that we recover and 1% of the gross sales price of any other mineral that we recover.  We have the right to buy down the production royalties on gold, silver, platinum and palladium to 2% of the gross sales price for a $2.0 million fee.  All advance minimum royalty payments are credited against production royalties on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceeds the dollar amount of the advance minimum royalty payments due within that year, we may credit all uncredited advance minimum royalty payments made in previous years against 50% of the production royalties due within that year.  The leases require that we spend a total of $100,000 on work expenditures on each property by December 31, 2012 and $200,000 on work expenditures on each property during each calendar year commencing in 2013 and annually thereafter.

On May 24, 2012, Mr. Leger agreed to defer receipt from Arttor Gold of the Advance Minimum Royalty Payment in the amount of $15,000 due on the first Anniversary of the lease related to each of North Battle and Red Rock until the second Anniversary date of each such lease.

On May 24, 2012, Pershing Royalty Company, the wholly owned subsidiary of Pershing, entered into the NSR Agreement with Mr. Leger, the Company’s new sole officer and a director, for the Arttor Gold properties leased by the Company.  Under the terms of the NSR Agreement, Mr. Leger will pay Pershing Royalty Company a non-participating, non-executory perpetual royalty of one percent of the Net Smelter Returns from all Valuable Minerals (as defined in the NSR Agreement mined and removed from the Claims and sold or deemed to have been sold.

Under the Centerra Lease, we are obligated to make advance minimum royalty payments in accordance with the following schedule:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$12,000
2nd and 3rd Anniversaries	$15,000
4th and 5th Anniversaries	$20,000
6th and 7th Anniversaries	$25,000
8th and 9th Anniversaries	$30,000
10th Anniversary and annually thereafter during the term of the Lease	$40,000

In addition, we are obligated to pay a production royalty of 4% of net smelter returns.  That production royalty can be reduced to 3% of net smelter returns by (i) making a $1.5 million payment to the lessor prior to completion of a positive feasibility study or (ii) making a $2.5 million payment to the lessor prior to the commencement of commercial production, and can be reduced to 2% of net smelter returns by timely making both payments.  The Centerra Lease requires that we spend $100,000 in exploration and development expenditures on the leased claims during each of the first five years of the lease, $150,000 during each of years 6 through 10, and $200,000 annually thereafter.

Under the Leger and Centerra leases, we are required to make the annual claim maintenance payments required to maintain the claims to the federal Bureau of Land Management and to pay recording fees accompanying our annual notice of intent to hold the claims to the county in which the claims are located, in order to maintain our rights to explore and, if warranted, to develop the properties.  If we were to fail to meet these obligations, we would lose the right to explore on these properties, and be subject to damages claims from the owner of the properties.  The annual claim maintenance  payments  and recording fees total approximately $152.50 per claim, or aggregate total  costs of approximately $50,000 for the 329 claims covered by the leases.

History of Previous Operations.  We are not aware of any previous operations at the North Battle Mountain Mineral Prospect.  Cameco (US) Inc. first identified gold potential on the Red Rock Mineral Prospect property in 1996 and staked claims in 1996, 1997, and 1998.  Cameco conducted sampling, mapping and drilling programs, and allowed most of the claims to lapse in 2001.

In 2004, Mr. Leger located the current North Battle Mountain Mineral Prospect claims.  Prior to leasing the claims to us in May 2011, he leased them to several small exploration companies.  At Red Rock Mineral Prospect, Mr. Leger staked certain claims in 2003 and acquired the remaining claims.  During the period prior to our lease in May 2011, several small exploration companies conducted additional work on the property.

Rock Formations and Mineralization.  The geology of the North Battle Mountain Prospect consists of Middle to Upper Paleozoic sedimentary rocks that have been intruded by tertiary dikes.  Eocene to Pliocene felsic to mafic volcanic rocks and minor sediments were deposited over these older rocks.  Regional geophysical data indicates that the property lies within the Battle Mountain- Eureka fault zone and along the west side of the Northern Nevada Rift structure.  The property is underlain by the Upper Devonian-Mississippian Harmony Formation – an arkosic assemblage consisting of calcareous sandstone, shale, and chert.  Tertiary/Quatermary basalt and andesitic basalt form massive diffs on the eastern boundary of the property.  Numerous high-angle faults striking east-west, northeast, northwest and north-northeast cut Harmony Formation rocks.

The Red Rock Mineral Prospect lies within the Great Basin region of the Basin and Range physiographic province, a region characterized by a series of generally north-trending mountain ranges separated by alluvial valleys.  The Shoshone Range in the Red Rock Mineral Prospect area is underlain by siliceous and volcanic assemblage rocks of Ordovician to Devonian age that occur in a complex array of thrust slices in the upper plate Roberts Mountains thrust.  In places, Devonian to Silurian shallow-water carbonate rocks surround Ordovian to Mississipian deep water casitc rocks lying in the upper plate of the thrust from autochthonous carbonate rocks lying within the lower-plate “window”.

Present Activities. At both our Red Rock and North Battle Mountain properties, we are exploring for both shallow open-pit and underground Carlin-type gold deposits.  To date, at our Red Rock gold prospect, our exploration activities have included detailed geological mapping; rock and soil geochemical surveys; a detailed gravity survey; 13-lines of CSAMT (a survey which provides resistivity information of the subsurface) and drilling consisting of two shallow diamond core and 24 reverse circulation drill holes.  Four reverse circulation holes have been cased for later deeper diamond core drilling.  Additional drill targets have been defined and BLM permitted.

At the North Battle Mountain gold prospect, we have conducted detailed geologic mapping; rock and soil geochemical surveys; a detailed gravity survey and a three-line CSAMT survey.  Drill targets have been defined.

Mine Safety Disclosures

None.

Properties

Upon closing of the Merger, the Company’s principal place of business is located at 200 S. Virginia Street, 8th Floor, Reno, Nevada 89501.  The Company leases office space at a monthly rate of $635 per month pursuant to a 12 month lease entered into on May 1, 2012.  The landlord agreed to waive the rent for the months of May and November 2012.  The Company feels these facilities are adequate to meet the Company’s needs.

Employees

We currently have one full-time employee, Mr. Leger, and one part time employee.  We believe that our relations with our employees are good.  In the future, if our activities grow, we may hire personnel on an as-needed basis. For the foreseeable future, we plan to engage geologists, engineers and other consultants as necessary.

Competition

We compete with other exploration companies, many of which possess greater financial resources and technical abilities than we do. Our main areas of competition are acquiring exploration rights and engaging qualified personnel. The mineral exploration industry is highly fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have established strategic partnerships and relationships and have greater financial resources than we do.

There is significant competition for properties suitable for gold exploration. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable.  We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as drill rigs, bulldozers and excavators that we will need to conduct exploration.  If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Market for Gold

In the event that gold is produced from our property, we believe that wholesale purchasers for the gold would be readily available. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. Among the largest are Handy & Harman, Engelhard Industries and Johnson Matthey, Ltd.  Historically, these markets are liquid and volatile. Wholesale purchase prices for precious metals can be affected by a number of factors, all of which are beyond our control, including but not limited to:

•	fluctuation in the supply of, demand and market price for gold;

•	mining activities of our competitors;

•	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;

•	interest rates;

•	currency exchange rates;

•	inflation or deflation;

•	fluctuation in the value of the United States dollar and other currencies; and

•	political and economic conditions of major gold or other mineral-producing countries.

If we find gold that is deemed of economic grade and in sufficient quantities to justify removal, we may seek additional capital through equity or debt financing to build a mine and processing facility, or enter into joint venture or other arrangements with large and more experienced companies better able to fund ongoing exploration and development work, or find some other entity to mine our property on our behalf, or sell or lease our rights to mine the gold. Upon mining, the ore would be processed through a series of steps that produces a rough concentrate. This rough concentrate is then sold to refiners and smelters for the value of the minerals that it contains, less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open market through brokers who work for wholesalers including the major wholesalers listed above. We have not found any gold as of today, and there is no assurance that we will find any gold in the future.

Compliance with Government Regulation

Various levels of governmental controls and regulations address, among other things, the environmental impact of mineral exploration operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various aspects of the operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations and may require that some former mineral properties be managed for long periods of time after exploration activities have ceased.

Our exploration activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. Some of the laws and regulations include the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act, and related state laws in Nevada, Arizona, California and North Dakota. Additionally, much of our property is subject to the federal General Mining Law of 1872, which regulates how mining claims on federal lands are obtained and maintained.

In 1989, the State of Nevada, where we intend to focus our mineral exploration efforts, adopted the Mined Land Reclamation Act (the “Nevada MLR Act”), which established design, operation, monitoring and closure requirements for all mining operations in the state. The Nevada MLR Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities. New facilities are also required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of operations. The Nevada MLR Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance.

We plan to apply for permits to conduct our exploration programs as required by law. These permits are usually obtained from either the Nevada Division of Environmental Protection Bureau of Mining Regulation and Reclamation (“NDEP”) or the United States Forest Service. Obtaining such permits usually requires the posting of bonds for subsequent remediation of disturbances caused by trenching, drilling and bulk-sampling. Delays in the granting of permits or permit amendments are not uncommon, and any delays in the granting of permits may adversely affect our exploration activities. Additionally, necessary permits or permit amendments may be denied, in which case we will be unable to pursue our exploration activities. It may be possible to appeal any denials of permits, but any such appeal will result in additional delays and expense.

We do not anticipate discharging water into active streams, creeks, rivers, lakes or any other bodies of water without an appropriate permit. We also do not anticipate disturbing any endangered species or archaeological sites or causing damage to our property. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to the applicable permits. The cost of remediation work varies according to the degree of physical disturbance. It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined at this time.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control.  See “Forward-Looking Statements.” Our actual results may differ materially.

Business Overview

Arttor Gold, LLC

Arttor Gold, LLC (“Arttor Gold”), a Nevada limited liability company, was formed and organized on April 28, 2011. We have the rights to explore on two Carlin-type gold properties located in Lander County, Nevada, known as Red Rock and North Battle Mountain.  The exploration rights to these properties are evidenced by leases between Arttor Gold and Arthur Leger, Pershing's former geologist, who acquired the rights to these properties from the Federal Bureau of Land Management by staking claims. Additionally, we also have the rights to explore certain mining properties located in Lander County which explorations rights are evidenced by leases between Arttor Gold and Centerra (U.S.) Inc.

Noble Effort Gold, LLC

Noble Effort Gold, LLC, a Nevada corporation, was formed in June 2011 to explore potential acquisitions of natural resources properties suitable for exploration and development.

Red Battle was incorporated in the state of Delaware on April 30, 2012 and on May 22, 2012, Pershing purchased 1,000 shares of Red Battle’s common stock, constituting 100% of Red Battle’s issued and outstanding common stock, causing Red Battle to become Pershing’s wholly owned subsidiary.   On May 23, 2012, Pershing Gold assigned all of the outstanding membership interests of Arttor Gold and Noble Effort to Red Battle and Red Battle became the owner of all of the outstanding membership interests of each of Arttor Gold and Noble Effort and such companies became wholly owned subsidiaries of Red Battle.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Principles of Consolidation

The financial statements of Arttor Gold and Noble Effort are combined because each company is owned by the same parent company.  All significant intercompany accounts and transactions have been eliminated in the combination. The combined financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Exploration Stage Company

We have been in the exploration stage since our formation and have not yet realized any revenues from our planned operations. We have not commenced business operations. We are an exploration stage company as defined in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet, and revenues and expenses for the period then ended.  Actual results may differ significantly from those estimates.

Mineral Property Acquisition and Exploration Costs

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. We have chosen to expense all mineral exploration costs as incurred given that it is still in the exploration stage. Exploration costs, which include maintenance, development and exploration of mineral claims, are expensed as incurred.  Once we have identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized, using the units-of-production method over the estimated life of the probable-proven reserves. When we have capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, we have not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

Long-Lived Assets

We review for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

Results of Operations

We were formed and organized in Nevada on April 28, 2011 accordingly, no comparisons exist for the prior period. We operate as a U.S. based junior gold exploration and mining company. We are still in our exploration stage and have generated no revenues to date.

Operating Expenses

Total operating expenses for the period from April 28, 2011 (inception) to December 31, 2011 was $1,119,783. The operating expenses consisted of the following:

Period from April 28, 2011 (inception) to December 31, 2011
Exploration costs	$869,616
Compensation expense and related taxes	198,527
General and administrative expenses	51,640
Total	$1,119,783

Exploration costs: For the period from April 28, 2011 (inception) to December 31, 2011, exploration costs were $869,616, which includes costs of lease and exploration. We have chosen to expense all exploration costs as incurred given that it is still in the exploration stage. Such exploration costs were for expenses incurred for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect.

Compensation expense and related taxes: For the period from April 28, 2011 (inception) to December 31, 2011, compensation expense and related taxes were $198,527. Such compensations are primarily attributable to David Rector and Arthur Leger.

General and administrative expenses: For the period from April 28, 2011 (inception) to December 31, 2011, general and administrative expenses consisted of the following:

Period from April 28, 2011 (inception) to December 31, 2011
Professional fees	$8,708
Travel	32,326
Other general and administrative	10,606
Total	$51,640

·	Professional fees: For the period from April 28, 2011 (inception) to December 31, 2011, professional fees were $8,708 which was primarily attributable to accounting fees.

·
Travel and related expenses: Travel expenses were $32,326 the period from April 28, 2011 (inception) to December 31, 2011.These expenses are in connection with conference campaign and business development related travel.

·
Other general and administrative expenses: For the period from April 28, 2011 (inception) to December 31, 2011, other general and administrative expenses were $10,606, which includes postage, general insurance, automobile, office supplies, utilities, and office expenses.

Net Loss

As a result of these factors, we reported a net loss of $1,119,783 for the period from April 28, 2011 (inception) to December 31, 2011.

For the three months ended March 31, 2012

We incurred operating expenses of $99,380 for the three months ended March 31, 2012.  Our operating expense is primarily attributable to exploration cost of $51,585 which includes costs of lease and exploration expenses incurred for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect. We also incurred compensation of $38,443 for the three months ended March 31, 2012 and were primarily attributable to David Rector and Arthur Leger. We reported a net loss of $99,380 for the three months ended March 31, 2012.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2012, we had a cash balance of $7,800. We reported accumulated deficit of $1,219,163 at March 31, 2012.  We do not anticipate we will be profitable in the near future.

We reported a net decrease in cash for the three months ended March 31, 2012 of $372,273. While we currently have no material commitments for capital expenditures, we do not presently have any external sources of working capital.

We do not have revenues to fund our operating expenses.  We presently do not have any available credit, bank financing or other external sources of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Operating Activities

Net cash flows used in operating activities for the three months ended March 31, 2012 amounted to $92,980 and were attributable to our net losses of $99,380.

Net cash flows used in operating activities for the period from April 28, 2011 (inception) to December 31, 2011 amounted to $1,209,635 and were attributable to our net losses of $1,119,783 and cash expenditure from the changes in assets and liabilities, such as: an increase in prepaid expenses of $63,677 and an increase in deposits of $51,000, offset from the change in assets and liabilities, such as: an increase in accounts payable and accrued expense of $24,825.

Investing Activities

Net cash flows used in investing activities were both $0 for the three months ended March 31, 2012 and for the period from April 28, 2011 (inception) to December 31, 2011.

Financing Activities

Net cash flows used in financing activities were $279,383 for the three months ended March 31, 2012 and was primarily attributable to advances made to related parties of $279,383.

Net cash flows provided by financing activities were $1,589,708 for the period from April 28, 2011 (inception) to December 31, 2011. We received proceeds from members’ contributions of $2,000,030 offset by net advances made to related parties of $410,322.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our combined financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of March 31, 2012:

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:

Royalty agreements – minimum payments	$1,782,000	$42,000	$190,000	$400,000	$1,150,000
Total Contractual Obligations:	$1,782,000	$42,000	$190,000	$400,000	$1,150,000

Royalty Agreement - F.R.O.G. Consulting, LLC

On May 24, 2011, Arttor Gold, entered into two lease agreements with F.R.O.G. Consulting, LLC, an affiliate of one of the former members of Arttor Gold, for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect.  The leases grant the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten (10) years and may be renewed in ten (10) year increments.  The terms of the Leases may not exceed ninety-nine (99) years. Arttor Gold may terminate these leases at any time.

Arttor Gold is required under the terms of the property lease to make annual lease payments. Arttor Gold is also required to make annual claim maintenance payments to Federal Bureau of Land Management and to the county in which its property is located in order to maintain its rights to explore and, if warranted, to develop its property. If Arttor Gold fails to meet these obligations, it will lose the right to explore for gold on its property.

Until production is achieved, Arttor Gold’s lease payments (deemed “advance minimum royalties”) consist of an initial payment of $5,000 upon signing of each lease, followed by annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

In the event that Arttor Gold produces gold or other minerals from these leases, Arttor Gold’s lease payments will be the greater of (i) the advance minimum royalty payments according to the table above, or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that Arttor Gold recovers and 1% of the gross sales price of any other minerals that Arttor Gold recovers. Arttor Gold has the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first one percent (1%). All advance minimum royalty payments constitute prepayment of production royalties to FROG, on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, Arttor Gold may credit all uncredited advance minimum royalty payments made in previous years against fifty percent (50%) of the production royalties due within that year. The Leases also requires Arttor Gold to spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year in 2013 and annually thereafter.

Arttor Gold is required to make annual claim maintenance payments to the Bureau of Land Management and to the counties in which its property is located. If Arttor Gold fails to make these payments, it will lose its rights to the property. As of the date of this Report, the annual maintenance payments are approximately $152 per claim, consisting of payments to the Bureau of Land Management and to the counties in which Arttor Gold’s properties are located. Arttor Gold’s property consists of an aggregate of 305 lode claims. The aggregate annual claim maintenance costs are currently approximately $46,000.

 On July 15, 2011, Arttor Gold (the “Lessee”) entered into amended and restated lease agreements for the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect by and among Arthur Leger (the “Lessor”) and F.R.O.G. Consulting, LLC (the “Payment Agent”) (collectively the “Parties”) in order to carry out the original intentions of the Parties and to correct the omissions and errors in the original lease, dated May 24, 2011. In the original lease, the Parties intended to identify Arthur Leger as the owner and lessor of the Red Rock Mineral Property and the North Battle Mountain Mineral Prospect and to designate the Payment Agent as the entity responsible for collecting and receiving all payments on behalf of Lessor. Lessor is the sole member of the Payment Agent and owns 100% of the outstanding membership interests of the Payment Agent. All other terms and conditions of the original lease remain in full force and effect.  Lessor is the former Director of Field Operations of Arttor Gold.

On May 24, 2012, Mr. Leger agreed to defer receipt from Arttor Gold of the Advance Minimum Royalty Payment in the amount of $15,000 due on the first Anniversary of the lease related to each of North Battle and Red Rock until the second Anniversary date of each such lease.

Royalty Agreement – Centerra (U.S.) Inc.

In August 2011, Arttor Gold, entered into lease agreements with Centerra (U.S.) Inc. (“Centerra”). The leases grant the exclusive right to explore, mine and develop any and all metals, ores and other minerals on the properties which consist of 24 unpatented mining claims located Lander County, Nevada for a term of ten (10) years and may be renewed in ten (10) year increments. Arttor Gold may terminate these leases at any time.

Arttor Gold is required under the terms of our property lease to make annual lease payments. Arttor Gold is also required to make annual claim maintenance payments to Federal Bureau of Land Management and to the county in which its property is located in order to maintain its rights to explore and, if warranted, to develop its property. If Arttor Gold fails to meet these obligations, it will lose the right to explore for gold on its property. Until production is achieved, Arttor Gold’s lease payments (deemed “advance minimum royalties”) consist of an initial payment of $13,616 upon signing of the lease, followed by annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$12,000
On or before each of the 2nd and 3rd Anniversary	15,000
On or before each of the 4th and 5th Anniversary	20,000
On or before each of the 6th and 7th Anniversary	25,000
On or before each of the 8th and 9th Anniversary	30,000
10th Anniversary and subsequent anniversaries so long the agreement shall remain in effect	40,000

In the event that Arttor Gold produces gold or other minerals from these leases, Arttor Gold agrees to pay lessor a production royalty of equal to 4% of net smelter returns for all products extracted, produced and sold from this property after recoupment of the advance minimum royalty payments previously made to lessor pursuant to the payment table above. No production royalty shall be payable on rock, dirt, limestone, or similar materials used by lessee in its operations. Arttor Gold has the right to buy down the production royalties by payment of $1,500,000 for the first one percent (1%) on or before completion of a positive feasibility study and another one percent (1%) by making cash payment of $2,500,000 on or before achievement of commercial production. The Leases also requires Arttor Gold to spend a total of $100,000 on work expenditures on this property for the period from lease signing until 5th anniversary, $150,000 on work expenditures on this property for the period from the 6th anniversary until 10th anniversary and $200,000 on work expenditures on this property per year on the 11th anniversary and annually thereafter. Arttor Gold is required to make annual claim maintenance payments to the Bureau of Land Management and to the counties in which its property is located. If Arttor Gold fails to make these payments, it will lose its rights to the property.

On May 24, 2012, each of Pershing and Arrtor Gold assigned its interest in the Centerra lease to Noble Effort.

Off-Balance Sheet Arrangements

Since our inception, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to our Business

We have no proven or probable reserves on our properties and we do not know if our properties contain any gold or other minerals that can be mined at a profit.

The properties on which we have the right to explore for gold and other minerals are not known to have any deposits of gold or other minerals which can be mined at a profit (as to which there can be no assurance). Whether a gold or other mineral deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of the gold or other mineral which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. We are also obligated to pay production royalties, including a 1% royalty to Arthur Leger, on certain of our mining activities, which will increase our costs of production and make our ability to operate profitably more difficult.

We are an exploration stage company and have only recently commenced exploration activities on our claims.  We expect to incur operating losses for the foreseeable future.

Our evaluation of our Red Rock and North Battle Mountain properties are primarily based on historical exploration data.  In addition, our exploration programs are in their early stages.  Accordingly, we are not yet in a position to estimate expected amounts of minerals, yields or values or evaluate the likelihood that our business will be successful.  We have not earned any revenues from mining operations.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our claims and properties, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Exploring for gold and other minerals is inherently speculative, involves substantial expenditures, and is frequently non-productive.

Mineral exploration, and gold exploration in particular, is a business that by its nature is very speculative. There is a strong possibility that we will not discover gold or any other minerals which can be mined or extracted at a profit. Even if we do discover gold or other deposits, the deposit may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

The mining industry is capital intensive and we may be unable to raise necessary funding.

We will not have sufficient capital to fund our exploration program as it is currently planned or to fund the acquisition and exploration of new properties through 2012 and will need to raise additional funds.  We may be unable to secure additional financing on terms acceptable to us, or at all. Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of our securities. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership of existing stockholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the market price of our common stock, resulting in possible further dilution to the market or book value per share of common stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility and we may need to pledge our assets as collateral.

Our management may have conflicts of interest and only devote a portion of their business time to us which could materially and adversely affect us and our business.

Our director David Rector, does not work for us exclusively and serves on the boards of several other companies, including Pershing.  With the exception of Pershing, we do not consider any of these other companies to be our competitors.  Therefore, it is possible that a conflict of interest with regard to Mr. Rector may arise based on his other employment or board activities.  Mr. Rector and Mr. Lindsay devote less than 20 hours per week to our matters and are obligated to devote significant time and attention to other companies.

Situations may arise where members of our management are presented with business opportunities which may be desirable not only for us, but also for the other companies with which they are affiliated.  You should carefully consider these potential conflicts of interest before deciding whether to invest in our securities.   We have not adopted any policies or procedures for the review and approval of any transactions that cause a conflict of interest.

Certain of our significant shareholders on which we have relied to finance our business and operations are also significant shareholders of Pershing.  As a result our significant shareholders may be unwilling or unable to provide us with additional capital.

We are a junior exploration company with no operating mining activities and we may never have any mining activities in the future.

Our business is exploring for gold and, to a lesser extent, other minerals. In the unlikely event that we discover commercially exploitable gold or other deposits, we will not be able to make any money from mining activities unless the gold or other deposits are actually mined, or we sell our interest. Accordingly, we will need to seek additional capital through debt or equity financing, find some other entity to mine our properties or operate our facilities on our behalf, enter into joint venture or other arrangements with a third party, or sell or lease our rights to mine to third parties. Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible. Such projects could experience unexpected problems and delays during development, construction and mine start-up.  Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. In the unlikely event we assume any operational responsibility for mining on our properties, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to any potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. Our future mining operations, if any, may also be subject to liability for pollution or other environmental damage. It is possible that we will choose to not be insured against this risk because of high insurance costs or other reasons.

We have a short operating history, have only lost money and may never achieve any meaningful revenue.

Our operating history consists of starting our preliminary exploration activities through the activities that were conducted prior to our acquisition of  the exploration rights from Pershing. We have no income-producing activities from mining or exploration.  We have already lost money because of the costs we have incurred in acquiring the rights to explore on our property and starting our preliminary exploration activities.  Exploring for gold and other minerals or resources is an inherently speculative activity. There is a strong possibility that we will not find any commercially exploitable gold or other deposits on our property. Because we are an exploration company, we may never achieve any meaningful revenue.

We must make annual lease payments, royalty payments and claim maintenance payments or we will lose our rights to our property.

We are required under the terms of our property interests to make annual lease payments and royalty payments. We are also required to make annual claim maintenance payments to Federal Bureau of Land Management and to the county in which our property is located in order to maintain our rights to explore and, if warranted, to develop our property. If we fail to meet these obligations, we will lose the right to explore on our property. See “Description of our Business” and “Certain Relationships and Related Transactions.”

Our business is subject to extensive environmental regulations which may make exploring or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration, and adversely affect our financial position. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities) because we currently have no intention of mining our property. However, if we change our business plan to include the mining of our property and assuming that we retain operational responsibility for mining, then such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws.  We have been required to post substantial bonds under various laws relating to mining and the environment and may in the future be required to post further bonds to pursue additional activities. For example, we have provided the Bureau of Land Management and the Nevada Division of Environmental Protection Bureau of Mining Regulation and Reclamation additional financial assurance (reclamation bonds) to guarantee reclamation of any new surface disturbance required for drill roads and drill sites.  We may be unable or unwilling to post such additional bonds which could prevent us from realizing any commercial mining success or commencing mining activities.

 We may be denied the government licenses and permits which we need to explore on our property. In the event that we discover commercially exploitable deposits, we may be denied the additional government licenses and permits which we will need to mine on our property.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mining claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or our inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon our business.

 The value of our property is subject to volatility in the price of gold and any other deposits we may seek or locate.

Our ability to obtain additional and continuing funding, and our profitability in the unlikely event we ever commence mining operations or sell our rights to mine, will be significantly affected by changes in the market price of gold and other mineral deposits. Gold and other minerals’ prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. The price of gold may be influenced by:

•	fluctuation in the supply of, demand and market price for gold;

•	mining activities of our competitors;

•	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;

•	interest rates;

•	currency exchange rates;

•	inflation or deflation;

•	fluctuation in the value of the United States dollar and other currencies;

•	global and regional supply and demand, including investment, industrial and jewelry demand; and

•	political and economic conditions of major gold or other mineral-producing countries.

The price of gold and other minerals have fluctuated widely in recent years, and a decline in the price of gold or other minerals could cause a significant decrease in the value of our property, limit our ability to raise money, and render continued exploration and development of our property impracticable. If that happens, then we could lose our rights to our property or be compelled to sell some or all of these rights. Additionally, the future development of our mining properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our property economically viable.

 Our property title may be challenged. We are not insured against any challenges, impairments or defects to our mining claims or title to our other properties. We have not verified title to our North Battle Mountain or Red Rock properties.

Our property is comprised primarily of unpatented lode mining claims and millsites located and maintained in accordance with the federal General Mining Law of 1872.  Unpatented lode mining claims and millsites are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims and millsites is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations with which the owner of an unpatented mining claim or millsite must comply in order to locate and maintain a valid claim.  We have not conducted a title search on our Red Rock Mineral Prospect or North Battle Mountain Mineral Prospect.  Until title opinions are obtained and until the claims are surveyed, the ownership and validity of the claims and the precise location of the boundaries of the claims may be in doubt and our claims subject to challenge. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.  The uncertainty resulting from not having a title search or having the claims surveyed on our properties leaves us exposed to potential title defects.  Defending any challenges to our property title would be costly, and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented lode mining claims and millsites are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our property. We are not insured against challenges, impairments or defects to our property title.

 Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If adopted, such legislation could, among other things, (i) adopt the limitation on the number of millsites that a claimant may locate, discussed below, (ii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (iii) impose more stringent environmental compliance and reclamation requirements on activities on unpatented mining claims and millsites, (iv) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the General Mining Law, (v) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented, and (vi) impose royalties on gold and other mineral production from unpatented mining claims or impose fees on production from patented mining claims. Further, it could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on our unpatented claims.

Our ability to conduct exploration, development, mining and related activities may also be impacted by administrative actions taken by federal agencies. With respect to unpatented millsites, for example, the ability to use millsites and their validity has been subject to greater uncertainty since 1997. In November of 1997, the Secretary of the Interior (appointed by President Clinton) approved a Solicitor's Opinion which concluded that the General Mining Law imposed a limitation that only a single five-acre millsite may be claimed or used in connection with each associated and valid unpatented or patented lode mining claim. Subsequently, however, on October 7, 2003, the new Secretary of the Interior (appointed by President Bush) approved an Opinion by the Deputy Solicitor which concluded that the mining laws do not impose a limitation that only a single five-acre millsite may be claimed in connection with each associated unpatented or patented lode mining claim. Current federal regulations do not include the millsite limitation. There can be no assurance, however, that the Department of the Interior will not seek to re-impose the millsite limitation at some point in the future.

In addition, a consortium of environmental groups has filed a lawsuit in the United District Court for the District of Columbia against the Department of the Interior, the Department of Agriculture, the Bureau of Land Management, and the United States Forest Service, asking the court to order the Bureau of Land Management and the United States Forest Service to adopt the five-acre millsite limitation. That lawsuit also asks the court to order the Bureau of Land Management and the United States Forest Service to require mining claimants to pay fair market value for their use of the surface of federal lands where those claimants have not demonstrated the validity of their unpatented mining claims and millsites. If the plaintiffs in that lawsuit were to prevail, that could have an adverse impact on our ability to use our unpatented millsites for facilities ancillary to our exploration, development and mining activities, and could significantly increase the cost of using federal lands at our properties for such ancillary facilities.

Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other minerals.

Gold exploration, and mineral exploration in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

We may not be able to maintain the infrastructure necessary to conduct exploration activities.

Our exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climate, which prevents us from exploring our property year-round.

The local climate makes it impossible for us to conduct exploration activities on our properties year-round. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our property, or may otherwise prevent us from conducting exploration activities on our property.  Because of their rural location and the lack of developed infrastructure in the area, our gold properties in Nevada are generally impassible during the muddy season, which lasts roughly from December through May. During this time, it may be difficult or impossible for us to access our property, make repairs, or otherwise conduct exploration activities on them.

Risks Relating to our Organization and our Common Stock

Pershing and our management will be able to exert significant influence over us to the detriment of minority stockholders.

Pershing will own approximately 38% of our outstanding Common Stock.  Our officers and directors will own an additional 9,100,000 shares on a fully diluted and fully vested basis.  Dr. Frost/FGIT will own 1,250,000 shares of our Common Stock and Mr. Honig/GRQ Entities will own 5,000,000 shares (100%) of the Series A Preferred Stock which are convertible into 5,000,000 shares of our Common Stock.   These shareholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change of control and could affect the market price of our common stock.

As a result of their ownership and positions, Pershing, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the following matters:

•	election of our directors;
•	amendment to our certificate of incorporation or bylaws; and
•	effecting or preventing a merger, sale of assets or other corporate transaction.

In addition, their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

If we experience a period of rapid and substantial growth, and if such growth continues, we will continue to place a strain on our limited administrative infrastructure. As our business needs expand, we may need to hire a significant number of employees. This expansion could place a significant strain on our managerial and financial resources. To manage the possible growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Arthur Leger, our Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary and a director, Oliver-Barret Lindsay, a director, and David Rector, a director.  We may not be successful in attracting, assimilating and retaining our employees in the future.

Our future success and our ability to expand our operations will also depend in large part on our ability to attract and retain additional qualified engineers, mining and exploration personnel, and safety and environmental personnel and senior management and financial personnel. Competition for these types of employees is intense due to the high demand for them, particularly in Nevada, where our headquarters and operations are located. We have in the past experienced difficulty in recruiting qualified personnel. Failure to attract, assimilate and retain personnel,  would have a material adverse effect on our business and potential growth.

As a result of the Merger, Red Battle became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Merger, Red Battle became a subsidiary of ours and, accordingly, is subject to our obligations to file the information and satisfy the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, any required proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Red Battle had remained a subsidiary of Pershing and did not consummate the Merger inasmuch as Red Battle (and its subsidiaries) is our only asset.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.  We may be unable or unwilling to continue to satisfy the requirements of the OTC Bulletin Board and may be delisted from the OTC Bulletin Board as a result.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Our management’s relative lack of public company experience could put us at greater risk of incurring fines or regulatory actions for failure to comply with federal securities laws and could put us at a competitive disadvantage.

Mr. Leger, our sole officer and a director, has no experience in managing and operating a public company.  Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, prospects, results of operations and financial condition.  Further, our other directors have minimal public company experience so we may have to spend more time and money to comply with legally mandated corporate governance policies than our competitors whose management teams have public company experience.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2012 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because Red Battle became public with a reverse merger, we may not be able to attract the attention of major brokerage firms and we may not be able  to satisfy the listing requirements of a national securities exchange.

There may be risks associated with Red Battle becoming public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.  Under newly-adopted rules companies who have gone public through a reverse merger will have additional requirements prior to acceptance for trading on a national securities exchange, such as the NYSE/AMEX or NASDAQ.  It is unlikely that the Company will satisfy the listing requirements of any national securities exchange until it has filed at least four annual reports following the Merger.  As a result the Company will likely not be capable of satisfying the requirements of any major securities exchange within the United States.

Our stock price may be volatile.

The stock market in general, and the stock prices of resource and mining-based  companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company.  The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

·	changes in our industry;

·	competitive pricing pressures and the fluctuating price of gold and other commodities;

·	our ability to obtain working capital financing;

·	additions or departures of key personnel;

·	limited "public float" in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

·	sales of our common stock (particularly following effectiveness of any resale registration statements or expiration of lockup agreements);

·	our ability to execute our business plan;

·	operating results that fall below expectations;

·	loss of any strategic relationship;

·	regulatory developments;

·	economic and other external factors;

·	period-to-period fluctuations in our financial results; and

·	inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock.  We cannot predict how liquid the market for our common stock might become.  Our common stock is quoted for trading on the OTC Bulletin Board.  We currently do not satisfy the initial listing standards of a national securities exchange, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.  If we are no longer traded on the OTC Bulletin Board for any reason our common stock may only be available for quotation on the Pink Sheets.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board or the Pink Sheets, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, expiration of any lock-up agreements, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Exercise of options and warrants may have a dilutive effect on our common stock.

If the price per share of our common stock at the time of exercise of any warrants, options or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock.  Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Investor relations activities, nominal “float” and supply and demand (limited supply) factors may affect the price of our common stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our company.  We have engaged DRC Partners LLC and Interactive Investors Inc. as an investor relations consultants.  We have established a budget of $3,000,000 (which may be in stock, cash or a combination thereof) for investor relations campaigns and related activities. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business is  described, as well as newsletters, emails, mailings and/or video or print distributions that describe our business.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.  Our investors may be willing, from time to time, to encourage investor awareness through similar activities.  Investor awareness activities may also be suspended or discontinued which may impact the trading market of our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as the restricted shares of the Company are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions at prices that may be significantly lower than the current market price, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  A small percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities.  Accordingly, the supply of common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock, will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of stock.  Our market price should not be relied upon as a valid indicator of our value until such time as a sustained and established market has been established for our common stock.

The price disparities between the price of our common stock and the price of the common stock of Pershing may cause trading in our common stock which could impact our stock price.

Pershing owns 25,000,000 shares of our common stock. As a result of the price disparities that may arise from time to time between the price of our common stock and the price of the common stock of Pershing, we believe that, from time to time, investors may seek to participate in transactions based upon these pricing disparities and buy, sell, short or hedge shares of our common stock or shares of common stock of Pershing. Such transactions should not be viewed as indicative of the success of our business or of our future prospects.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of  May 31, 2012 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger and the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Valor Gold Corp., 200 S. Virginia Street, 8th Floor, Reno, Nevada 89501.  Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of May 31, 2012, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
5% Owners
Pershing Gold Corporation (5)	25,000,000	38%
Interactive Investors, Inc. (6)	5,500,000	8.5%
Executive Officers and Directors:
Arthur Leger	2,000,000 (2)	3.1%
Oliver-Barret Lindsay	100,000 (3)	*
David Rector	3,000,000 (4)	4.6%
All executive officers and directors as a group (three persons)	5,100,000	7.9%

*	Less than 1%
(1)	Based on 64,700,002 shares of our Common Stock issued and outstanding as of May 31, 2012.
(2)
Does not include 1,000,000 shares which shall vest upon the discovery of 500,000 ounces of gold on the Company’s properties and an additional 1,000,000 shares that shall vest on the discovery of an additional 500,000 ounces of gold on the Company’s properties.

(3)	Does not include options to purchase 400,000 shares of Common Stock, which shall vest every six months for a two year period commencing November 24, 2012.
(4)
Does not include 1,000,000 shares which shall vest upon the discovery of 500,000 ounces of gold on the Company’s properties and an additional 1,000,000 shares that shall vest on the discovery of an additional 500,000 ounces of gold on the Company’s properties.

(5)
Stephen Alfers is the President and Chief Executive Officer of Pershing Gold Corporation and in such capacity is considered to have voting and dispositive power over shares held by Pershing.  Pershing's address is 1658 Cole Boulevard, Lakewood, CO 80401.

(6)
Adrian James is the Chief Executive Officer of Interactive Investors, Inc. and in such capacity is considered to have voting and dispositive power over shares held by Interactive Investors.  The address for Interactive Investors is 3736 Bee Caves Road, Suite 4-105, Austin, TX 78746.

Executive Officers and Directors

The following persons became our executive officers and directors on May 24, 2012, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Arthur Leger	72	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director
Oliver-Barret Lindsay	37	Director
David Rector	65	Director

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.

There are no family relationships between any of our directors and our executive officers.

Arthur Leger, President, Chief Executive Officer Chief Financial Officer, Treasurer, Secretary and Director, served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director since the Merger.  Mr. Leger served as the geologist for Pershing from September 2011 until February 2012 and the Director of Field Operations for Arttor Gold until the Merger.  Mr. Leger served as a consulting geologist to Nevada Gold Holdings, Inc. from 2010 through 2011, as a consulting geologist for Snowstorm LLC from 2008 through 2009, as a consulting geologist for Allied Nevada Gold Corp. from 2007 through 2010 and as a consulting geologist for Gold Banks Ventures from 2007 through 2008.  Mr. Leger was chosen to be a director of the Company based on his extensive mining resource and business experience.

Oliver-Barret Lindsay, Director, served as a director since the Merger.  He has served as the President of Lindsay Capital Corp., a corporate advisory and investor relations company, since 2009.  In 2008 he founded Respect Your Universe, Inc., a clothing brand, and in 2007 he founded Transmission Holdings, Inc., a film production company, and served as its executive producer through 2009.  Mr. Lindsay was chosen to be a director of the Company based on his extensive experience as an entrepreneur and as an investor in precious metals exploration companies.

David Rector, Director, served as a director since the Merger.  He has served as the President of Pershing Gold Corporation from May 12, 2011 to February 9, 2012 and as a director of Pershing since August 8, 2011.  Mr. Rector was appointed the Treasurer and Vice President of Administration and Finance of Pershing on February 9, 2012.  Mr. Rector served as the Chief Executive Officer, President and a director of Nevada Gold Holdings, Inc. from November 5, 2009 to May 2, 2011.  Mr. Rector had previously served as Nevada Gold Holdings, Inc.’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director from April 19, 2004 through December 31, 2008. He has served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director of Standard Drilling, Inc. since November 2007 and served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director of Universal Gold Mining Corp. from September 30, 2008, until November 2010. Mr. Rector previously served as President, Chief Executive Officer and Chief Operating Officer of Nanoscience Technologies, Inc. from June 2004 to December 2006. Mr. Rector also served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of California Gold Corp. (f/k/a US Uranium, Inc.) from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007.  From 2007 through 2009 Mr. Rector served on the board of directors of Rx Elite, Inc. and from June 2008 through November 2011 served on the board of directors of Li3 Energy, Inc. Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries.  Mr. Rector serves on the board of directors of the following public companies: Senesco Technologies, Inc. (since February 2002), Dallas Gold & Silver Exchange (since May 2003), California Gold Corp. (from June 2007 to May 7, 2012) and Standard Drilling, Inc. (since November 2007).  Mr. Rector has served as a director of American Strategic Minerals Corporation since January 26, 2012.  Mr. Rector was selected to serve as a director due to his substantial knowledge of the mining industry, his judgment in assessing business strategies and his years of experience as an officer and director of public companies.

Promoters and Control Persons

Pershing Gold Corporation and Barry Honig, a director of Pershing Gold Corporation, are considered to be “promoters” of the Company as that term is defined in Rule 405 of the Securities Act.

Prior to the Merger, Pershing was the sole shareholder of Red Battle, which is the sole member of each of Arttor Gold LLC and Noble Effort Gold LLC, the entities that own the right to explore the North Battle, Centerra and Red Rocks Claims, as further described herein.  Under the terms of the Merger Agreement, Red Battle merged with and into the Company’s wholly owned subsidiary causing Red Battle to become the Company’s wholly owned subsidiary, in consideration for which Pershing received as Red Battle’s sole shareholder (i) 25,000,000 shares of the Company’s Common Stock; (ii) $2,000,000; and (iiii) a promissory note in the principal amount of $500,000.  Additionally, under the terms of the Merger Agreement, Arthur Leger, the owner of the claims leased to Arttor Gold, (i) granted a non-participating, non-executory perpetual royalty of one percent (1%) of the Net Smelter Returns from all Valuable Minerals (as defined in the NSR Agreement ) mined and removed from the claims and sold or deemed to have been sold to Pershing’s wholly owned subsidiary, Pershing Royalty Company and (ii) agreed to return for cancellation 1,750,000 shares of Pershing’s common stock held by Mr. Leger.

Barry Honig is a director of Pershing and the beneficial owner of approximately 8.9% of Pershing’s outstanding common stock directly and through various entities over which Mr. Honig asserts control.  Mr. Honig and the entities over which he exerts control, directly and indirectly, may influence Pershing’s decisions with respect to voting of the 25,000,000 shares owned by Pershing, through ownership interests in Pershing’s largest shareholder, Continental Resources Group, Inc. and their investments in both Pershing and the Company.  Mr. Honig’s biographical information appears below.

In addition, Mr. Honig took part in formulating the strategic plan to eliminate certain future expected costs for Pershing associated with exploration of the Red Battle properties, and organizing the Company’s efforts to acquire Red Battle.  Various entities associated with Mr. Honig purchased an aggregate of 5,000,000 shares of Series A Preferred Stock in the Private Placement at a per share purchase price of $0.40 per share for an aggregate purchase price of $2,000,000.  1,062,500 shares were issued to GRQ Consultants, Inc. Defined Benefit Plan, 187,500 shares were issued to GRQ Consultants Inc. Roth 401K FBO Barry Honig and 3,750,000 shares were issued to GRQ Consultants Inc. 401K.  Mr. Honig is the trustee of all of the foregoing entities.  Mr. Honig also owns, directly or indirectly, an additional 2,850,000 shares of the Company’s common stock acquired through private purchases.

The shares of Series A Preferred Stock (i) are convertible into shares of the Company’s Common Stock on a one for one basis; (ii) contain Most Favored Nations protection in the event the Company issues securities (subject to certain exceptions) at a per share price of less than $0.40 with a floor of $0.20 per share and (iii) contain a beneficial ownership blocker whereby the holder may not receive shares of the Company’s Common Stock upon conversion such that the number of shares of Common Stock held by them and their affiliates after such conversion exceeds 4.99% of the then issued and outstanding shares of Common Stock, unless the Company receives a written waiver of such provision in accordance with the terms of the Certificate of Designation governing the Series A Preferred Stock.

Barry Honig

Barry Honig has served as a director of Pershing Gold Corporation since September 29, 2010 and served as the Co-Chairman from September 29, 2010 to September 2, 2011 and its Chairman from September 2, 2011 to February 9, 2012. Since January 2004, Mr. Honig has been the President of GRQ Consultants, Inc., and is a private investor and consultant to early stage companies and sits on the board of several private companies. Mr. Honig has served as a director of Chromadex Corporation since October 2011 and served as the Co-Chairman of InterCLICK, Inc. from August 2007 through December 2011.  Mr. Honig was appointed the co-Chairman of Chromadex Corp. on October 14, 2011.

Involvement in Certain Legal Proceedings

Except as set forth in the biographies above, to the Company’s knowledge, during the past ten years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

 Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by Arthur Leger, our current principal executive officer, and Idan Karako, our former principal executive officer.  During 2011 and 2010, no executive officer received annual compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Arthur Leger (1) President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary	2011	-	-	-	-	-
	2010	-	-	-	-	-
Idan Karako (2) Former President, Chief Executive Officer and Treasurer	2011	0	0	0	0	0
	2010	0	0	0	0	0

(1)	Appointed on May 24, 2012
(2)	Resigned from all positions on May 24, 2012

Employment Agreements and Compensation

Mr. Leger is not party to an employment agreement with us.   We expect to make periodic payments to Mr. Leger as compensation for his services to us as an officer and director.  The amount of this compensation is determined from time to time by our board of directors, of which he is a member.  We shall pay Mr. Leger $12,500 per month for his services.  The amount of compensation to be paid to Mr. Leger may be increased or decreased from time to time at the sole discretion of our board of directors.

Outstanding Equity Awards at Fiscal Year-End

            There were no outstanding equity awards issued to our named executive officers as of December 31, 2011.

Director Compensation

 Mr. Lindsay and Mr. Rector are not party to employment agreements with us.  We expect to make periodic payments to Mr. Lindsay and Mr. Rector as compensation for their services to us as directors.  The amount of this compensation is determined from time to time by our board of directors, of which Mr. Lindsay and Mr. Rector are members.  We shall pay our independent directors $3,000 per quarter each for their services.  Such amount may be increased or decreased from time to time at the sole discretion of our board of directors.

Directors’ and Officers’ Liability Insurance

We have not obtained directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.  Such insurance may also insure us against losses which we may incur in indemnifying our officers and directors.   In addition, we have entered into indemnification agreements with Mr. Leger, Mr. Rector and Mr. Lindsay and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Board Independence

We currently have three directors serving on our Board of Directors, Mr. Leger, Mr. Lindsay and Mr. Rector.  We are not a listed issuer and, as such, are not subject to any director independence standards.  Using the definition of independence set forth in the rules of the Nasdaq Stock Market, Mr. Lindsay would be considered an independent director of the Company.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.  In addition, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the Securities and Exchange Commission. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

Certain Relationships and Related Transactions

Red Battle Corp.

On May 19, 2011 Mr. Leger, Mr. Rector and a third member entered into a limited liability company operating agreement pursuant to which they each owned a 33.33% membership interest in Arttor Gold for a capital contribution of $10.00 per member.

On May 24, 2011 Mr. Leger, Mr. Rector, FGIT and a fourth member entered into an amended and restated limited liability company operating agreement pursuant to which Mr. Leger and Mr. Rector each owned a 9.52% membership interest in Arttor Gold, FGIT owned a 33.33% membership interest in Arttor Gold and the fourth member owned 52.37% .  FGIT contributed a capital contribution of $2,000,000 and the other members contributed a capital contribution of $10.00 each.

 On May 24, 2011 Arttor Gold entered into two lease agreements with F.R.O.G. Consulting LLC, an entity wholly owned by Mr. Leger, for the Red Rock Mineral Prospect and the North Battle Mountain Mineral Prospect.  The parties amended and restated the lease agreements on July 15, 2011 in order to carry out the original intentions of the parties.  In the original leases, the parties intended to identify Mr. Leger as the owner and lessor of the Red Rock Mineral Prospect and the North Battle Mountain Mineral Prospect and to designate F.R.O.G. Consulting LLC as the entity responsible for collecting and receiving all payments on behalf of Mr. Leger.  All other terms and conditions of the original lease remain in full force and effect. The leases grant us the exclusive right to explore, mine and develop gold, silver, palladium, platinum and other minerals on the properties for a term of ten years and may be renewed in ten year increments.  The terms of the leases may not exceed 99 years.  Until production is achieved, our lease payments, or advance minimum royalties, consist of an initial payment of $5,000 per lease that was paid upon the signing of each lease and annual payments according to the following schedule for each lease:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$15,000
2nd Anniversary	$35,000
3rd Anniversary	$45,000
4th Anniversary	$80,000
5th Anniversary and annually thereafter during the term of the lease	The greater of $100,000 or the U.S. dollar equivalent of 90 ounces of gold

In the event that that we produce gold or other minerals from minerals found on these properties, our lease payments will be the greater of (i) the advance minimum royalty payments according to the table above, or (ii) a production royalty equal to 3% of the gross sales price of any gold, silver, platinum or palladium that we recover and 1% of the gross sales price of any other minerals that we recover.  We have the right to buy down the production royalties on gold, silver, platinum and palladium by payment of $2,000,000 for the first 1%.   All advance minimum royalty payments constitute prepayment of production royalties on an annual basis.  If the total dollar amount of production royalties due within a calendar year exceed the dollar amount of the advance minimum royalty payments due within that year, we may credit all uncredited advance minimum royalty payments made in previous years against 50% of the production royalties due within that year. The leases also require that we spend a total of $100,000 on work expenditures on each property for the period from lease signing until December 31, 2012 and $200,000 on work expenditures on each property per year commencing in 2013 and annually thereafter.

On May 24, 2011, Pershing entered into limited liability company membership interests purchase agreements with each of the four members of Arttor Gold, including Mr. Leger, Mr. Rector and FGIT, pursuant to which it acquired 100% of Arttor Gold, and, as a result of the acquisition, Arttor Gold’s rights to explore on the North Battle Mountain Mineral Prospect and Red Rock Mineral Prospect.  On the date of the sale, Arttor Gold held approximately $2,000,000 in cash that Pershing acquired.   Mr. Rector and Mr. Leger each owned 9.52% of Arttor Gold and FGIT owned 33.33% of Arttor Gold.  As consideration for the membership interests, Pershing issued (i) 2,000,000 shares of its common stock to Mr. Rector, (ii) 2,000,000 shares of its common stock to Mr. Leger, (iii) 7,000,000 shares of its common stock to FGIT and (iv) 2,000,000 shares of its common stock and 8,000,000 shares of its Series B Convertible Preferred Stock to the remaining member of Arttor Gold.  Mr. Leger served the Director of Field operations for Pershing from May 2011 through the date of the Merger, when he resigned from all of his positions with Pershing.  Mr. Rector has served as the Treasurer and Vice President of Administration and Finance of Pershing since February 9, 2012 and has served as a director of Pershing since August 8, 2011.  Mr. Rector served as the President of Pershing from May 12, 2011 through February 9, 2012.

On May 24, 2012, Mr. Leger agreed to defer receipt from Arttor Gold of the Advance Minimum Royalty Payment in the amount of $15,000 due on the first Anniversary of the lease related to each of North Battle and Red Rock until the second Anniversary date of each such lease.

 On June 6, 2011 Pershing executed a limited liability company operating agreement pursuant to which it became the sole member and owner of a 100% membership interest of Noble Effort for a capital contribution of $10.00.

On August 22, 2011 Arttor Gold, Pershing and Centerra (US) Inc. entered into an additional lease agreement for adjacent properties.  Under the Centerra Lease, we are obligated to make advance minimum royalty payments in accordance with the following schedule:

Due Date of Advance Minimum Royalty Payment	Amount of Advance Minimum Royalty Payment
1st Anniversary	$12,000
2nd and 3rd Anniversaries	$15,000
4th and 5th Anniversaries	$20,000
6th and 7th Anniversaries	$25,000
8th and 9th Anniversaries	$30,000
10th Anniversary and annually thereafter during the term of the Lease	$40,000

In addition, we are obligated to pay a production royalty of 4% of net smelter returns.  That production royalty can be reduced to 3% of net smelter returns by (i) making a $1.5 million payment to the lessor prior to completion of a positive feasibility study or (ii) making a $2.5 million payment to the lessor prior to the commencement of commercial production, and can be reduced to 2% of net smelter returns by timely making both payments.  The lease requires that we spend $100,000 in exploration and development expenditures on the leased claims during each of the first five years of the lease, $150,000 during each of years 6 through 10, and $200,000 annually thereafter.

On May 22, 2012 Pershing purchased 1,000 shares of common stock of Red Battle for an aggregate purchase price of $10, becoming Red Battle’s sole stockholder.

On May 23, 2012 Red Battle purchased a 100% membership interest in Arttor Gold from Pershing for an aggregate purchase price of $10, becoming Arttor Gold’s sole member.

On May 23, 2012 Red Battle purchased a 100% membership interest in Noble Effort from Pershing for an aggregate purchase price of $10, becoming Noble Effort’s sole member.

On May 24, 2012 Pershing and Arttor Gold transferred their interests in the Centerra Lease to Noble Effort pursuant to an assignment and assumption of lease agreement.

On May 24, 2012, Mr. Leger and Pershing Royalty Company entered into the NSR Agreement. Under the terms of the NSR Agreement, Mr. Leger will pay Pershing Royalty Company  a non-participating, non-executory perpetual royalty of one percent of the Net Smelter Returns from all Valuable Minerals (as defined in the NSR Agreement) mined and removed from certain claims and sold or deemed to have been sold.

On May 24, 2012, at the closing of the Merger, the shares of Red Battle’s common stock issued and outstanding immediately prior to the closing of the Merger were collectively converted into the right to receive Merger Consideration consisting of (i) a 5% promissory note in the principal amount of $500,000, (ii) $2,000,000 in cash and (iii) 25,000,000 shares of our common stock.  Accordingly, Pershing, as the sole stockholder of Red Battle, received the Note, $2,000,000 in cash and 25,000,000 shares of our common stock.  The principal amount of the Note, together with all accrued but unpaid interest, shall be payable upon the earlier of (i) the closing of  one or more private placements of the Company’s securities in which the Company receives gross proceeds of $7,500,000 or (ii) 18 months from the from the date of issue.   The Merger Agreement provides that Pershing shall not have any liability to the Company with respect to losses arising from breaches of Pershing’s representations and warranties or taxes related to Red Battle’s business as conducted immediately prior to the closing of the Merger, until such time as the amount of all such liability shall collectively exceed $50,000.  The maximum aggregate amount of losses for which Pershing shall be liable, except for certain breach of the representations and warranties, shall be limited to $2,500,000. Notwithstanding anything herein to the contrary, Pershing’s liability for losses shall be limited to (i) the amount of any unpaid balance due to Pershing under the Note, on a dollar for dollar basis, by way of setoff of the principal balance thereof which shall be applied to the amount of any losses first, and thereafter, (ii) cancellation of up to 10 million of the shares of Common Stock issued to Pershing at closing of the Merger, calculated on the basis of the Fair Market Value of such shares on the date Pershing provides written notice of a claim for indemnification.

Felafel Corp.

On June 3, 2009, we issued 37,500,000 shares of Common Stock to Mr. Karako, our former President, Chief Executive Officer, Treasurer and Director, for an aggregate purchase price of $500.

On December 21, 2009, we issued 15,000,000 shares of Common Stock to Ms. Viktorija Eglinskaite-Dijokiene, our former Secretary and Director, for an aggregate purchase price of $200.

In 2011, Mr. Karako loaned us an aggregate of $3,684 for working capital expenses.  The loan was non-interest bearing and was due on demand.  Mr. Karako waived this loan in the first quarter of 2012.

Mr. Karako provided us with rent-free office space from June 3, 2009 through the date of the Merger.

On May 24, 2012 we issued 4,000,000 shares of Common Stock to Mr. Leger, 2,000,000 which shall vest immediately, 1,000,000 of which shall vest upon the discovery of 500,000 ounces of gold on our properties and the remaining 1,000,000 shall vest on the discovery of an additional 500,000 ounces of gold on our properties.  We issued 5,000,000 shares of Common Stock to Mr. Rector, 3,000,000 of which shall vest immediately, 1,000,000 of which shall vest upon the discovery of 500,000 ounces of gold on our properties and the remaining 1,000,000 of which shall vest on the discovery of an additional 500,000 ounces of gold on our properties.  We issued 100,000 shares of Common Stock and options to purchase 400,000 shares of Common Stock to Mr. Lindsay.  The shares of Common Stock issued to Mr. Lindsay shall vest immediately and the options shall vest every six months for a two year period provided that Mr. Lindsay remains on our board of directors.  The issuance to Mr. Leger was made in part to compensate him for his agreement to cancel shares of Pershing common stock that had been issued to him by Pershing in connection with his services and properties transferred to Pershing.

On May 24, 2012 we issued an aggregate of 5,000,000 shares of Series A Preferred Stock in the Private Placement to various entities controlled by Barry Honig, at a per share purchase price of $0.40 per share for an aggregate purchase price of $2,000,000, to wit: 1,062,500 shares were issued to GRQ Consultants, Inc. Defined Benefit Plan, 187,500 shares were issued to GRQ Consultants Inc. Roth 401K FBO Barry Honig and 3,750,000 shares were issued to GRQ Consultants Inc. 401K.  Mr. Honig is the trustee of all of the foregoing entities.  As further described herein, Mr. Honig is considered a “promoter” of the Company.

Unregistered Sales of Equity Securities

On June 3, 2009, we issued 37,500,000 shares of Common Stock to Mr. Karako, our former President, Chief Executive Officer, Treasurer and Director, for a $500 subscription receivable, which has since been paid.

On December 21, 2009, we issued 15,000,000 shares of Common Stock to Ms. Viktorija Eglinskaite-Dijokiene, our former Secretary and Director, for a $200 subscription receivable, which has since been paid.

The shares issued to each of Mr. Karako and Ms. Eglinskaite-Dijokiene were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange Commission.

Between April and August of 2010, we issued 15,000,000 shares of Common Stock to 41 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S.  The aggregate consideration paid for such shares was $40,000. All investors in such private placement were non-US persons (as defined under SEC Regulations). The Company provided all investors in the private placement with a subscription agreement and the shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange Commission.

On May 24, 2012, we issued 25,000,000 shares of Common Stock to Pershing in connection with the Merger.  The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws.

On May 24, 2012 we issued 4,000,000 shares of Common Stock to Mr. Leger, 2,000,000 which shall vest immediately, 1,000,000 which shall vest upon the discovery of 500,000 ounces of gold on our properties and the remaining 1,000,000 shall vest on the discovery of an additional 500,000 ounces of gold on our properties.  We issued 5,000,000 shares of Common Stock to Mr. Rector, 3,000,000 of which shall vest immediately, 1,000,000 which shall vest upon the discovery of 500,000 ounces of gold on our properties and the remaining 1,000,000 shall vest on the discovery of an additional 500,000 ounces of gold on our properties.  We issued 100,000 shares of Common Stock and options to purchase 400,000 shares of Common Stock to Mr. Lindsay.  The shares of Common Stock issued to Mr. Lindsay shall vest immediately and the options shall vest every six months for a two year period commencing May 24, 2012 provided that Mr. Lindsay remains on our board of directors.  The issuance to Mr. Leger was made in part to compensate him for his agreement to cancel shares of Pershing common stock that had been issued to him by Pershing in connection with his services and properties transferred to Pershing.  The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws.

On May 24, 2012 we entered into subscription agreements with certain investors whereby we sold an aggregate of 4,500,000 shares of Common Stock a price per share of $0.40 per share and subscription agreements with the GRQ Entities whereby we sold an aggregate of 5,000,000 shares of Series A Preferred Stock at a price per share of $0.40.  We received gross proceeds of $3,800,000 from the sale of the Common Stock and the Series A Preferred Stock.  The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and/or Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On May 24, 2012, we issued 100,000 shares of Common Stock to a consultant pursuant to a consulting agreement. The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws.

On May 24, 2012, we issued 1,000,000 shares of Common Stock to a consultant pursuant to a consulting agreement.  The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws.

Sales by Red Battle

On May 19, 2011 Mr. Leger, Mr. Rector and a third member entered into a limited liability company operating agreement pursuant to which Arttor Gold issued to each member a 33.33% membership interest for a capital contribution of $10.00 per member.

On May 24, 2011 Mr. Leger, Mr. Rector, FGIT and a fourth member entered into an amended and restated limited liability company operating agreement pursuant to which Mr. Leger and Mr. Rector each owned a 9.52% membership interest in Arttor Gold, FGIT owned a 33.33% membership interest in Arttor Gold and the fourth member owned 52.37% .   FGIT contributed a capital contribution of $2,000,000 and the other members contributed a capital contribution of $10.00 each.

 On June 6, 2011 Noble Effort issued a 100% membership interest to Pershing for a capital contribution of $10.00.

On May 22, 2012 Red Battle issued 1,000 shares of its common stock to Pershing for an aggregate purchase price of $10. The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and/or Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On May 24, 2012 at the closing of the Merger, the shares of Red Battle’s common stock issued and outstanding immediately prior to the closing of the Merger were collectively converted into the right to receive (i) a 5% promissory note in the principal amount of $500,000, (ii) $2,000,000 in cash and (iii) 25,000,000 shares of Common Stock.  Accordingly, we issued to Pershing, as the sole stockholder of Red Battle, 25,000,000 shares of Common Stock.   The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws.

Description of Capital Stock

Authorized Capital Stock

           We have authorized 250,000,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of Common Stock and 50,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger and the Split-Off, we have issued and outstanding securities on a fully diluted basis:

•	64,700,002 shares of common stock; and

•	5,000,000 shares of Series A Preferred Stock, convertible into 5,000,000 shares of Common Stock.

Common Stock

The holders of the Common Stock will be entitled to one vote per share. In addition, the holders of the Common Stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of the Common Stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Market Information

Our Common Stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol VGLD.OB.

As of May 24, 2012, we had approximately 28 shareholders of record of our common stock, including the shares held in street name by brokerage firms.

 Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.

On May 17, 2012, we filed a Certificate of Designations of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware to designate and authorized to issue up to 5,000,000 shares of Series A Preferred Stock and on May 24, 2012 we issued 1,062,500 shares to GRQ Consultants, Inc. Defined Benefit Plan, 187,500 shares to GRQ Consultants Inc. Roth 401K FBO Barry Honig and 3,750,000 shares to GRQ Consultants Inc. 401K at a per share price of $0.40.

Each share of Series A Preferred Stock has a stated value of $0.0001 per share and upon liquidation, dissolution or winding up of our business, each holder of Series A Preferred Stock is entitled to receive for each share of Series A Preferred Stock an amount equal to the stated value prior to the holders of Common Stock and any other class or series of capital stock whose terms provide that Series A Preferred Stock should receive preferential payment.

Each share of our Series A Preferred Stock is convertible at the option of the holder into one share of Common Stock (subject to adjustment for stock splits, combinations and other similar events).  We are prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock.

Holders of Series A Preferred Stock are entitled to vote their shares on an as-converted to Common Stock basis, and shall vote together with the holders of the Common Stock, and not as a separate class.  Holders of Series A Preferred Stock shall also have any voting rights to which they are entitled by law.

Except for certain issuances, in the event that the Company issues any shares of Common Stock or securities convertible into Common Stock at a price per share or conversion price or exercise price per share that is less than $0.40, the Company shall issue to the holders of the Series A Preferred Stock such additional number of shares of Series A Preferred Stock such that the holders shall own an aggregate total number of shares of Series A Preferred as if they had purchased the shares of Series A Preferred at the lower price issuance.  However, no such adjustment to the effective per share purchase price shall be made for any issuance that is below $0.20 per share.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to use all our available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Lock-up Agreements

Certain holders of our registered shares (except for FGIT), who also purchased unregistered shares of Common Stock in the Private Placement entered into a lock-up agreement whereby the holder agreed not to sell or otherwise dispose of the registered shares except that such holder may sell an equivalent number of registered shares (the “Leakout Shares”) during the lockup period and such holder’s lock-up period shall conclude on such date that all holders of registered shares who also purchased unregistered shares in the Private Placement has  sold all of their Leakout Shares.  Each holder is obligated to notify the Company when all shares that are permitted to be sold have been sold, and upon notification that all holders of registered shares have sold their allotted number of registered shares the Company will terminate the lock-up and notify each of the holders that the lock up is no longer applicable to their registered shares through issuance of a press release.   Additionally, holders of our registered shares who did not purchase unregistered shares of Common Stock in the Private Placement entered into a lock-up agreement whereby the holder agreed not to sell or otherwise dispose of the registered shares for a period of twelve months.  Furthermore, our officer and directors entered into lock-up agreements pursuant to which they agreed not to sell or otherwise dispose of securities of the Company they held for a period of twenty-four (24) months from the date of the Merger.

 This summary description of the lock-up agreements is qualified in its entirety by reference to the Forms of Lock-Up Agreement attached hereto as Exhibits 10.7, 10.8 and 10.19.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company will be, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company’s Certificate of Incorporation and Bylaws will provide that the Company shall indemnify its directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

The Company also has director and officer indemnification agreements with each of its executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against the Company or the Company’s directors or officers unless the Company joins or consents to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by the Company’s stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Company existing as of the time of such repeal or modification.

The Company will also be permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Limitation of Liability of Directors

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of the Company’s By-Laws will strengthen the Board’s position in the event of a hostile takeover attempt.  These provisions will have the following effects:

·
they shall provide that only business brought before an annual meeting by the Board or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

·	they shall provide for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

The Company will be subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  Subject to certain exceptions, Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our officers and directors resigned as of May 24, 2012, effective upon the closing of the Merger.  Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) Arttor Gold’s and Noble Effort’s combined audited financial statements for the fiscal years ended December 31, 2011 and 2010 and (ii) Arttor Gold’s and Noble Effort’s combined unaudited financial statements for the quarters ended March 31, 2012 and 2011 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of May 24, 2012 by and among Valor Gold Corp., Valor Gold Acquisition Corp., Red Battle Corp. and Pershing Gold Corporation*
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2012)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2012)
3.3	Series A Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2012)
10.1	Note issued to Pershing Gold Corporation dated as of May 24, 2012*
10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of May 24, 2012 by and among Valor Gold Corp. and Felafel Holdings, Inc.*
10.3	Stock Purchase Agreement dated as of May 24, 2012 by and among Valor Gold Corp., Idan Karako and Viktorija Eglinskaite-Dijokiene*
10.4	Form of Common Stock Subscription Agreement*
10.5	Form of Series A Preferred Stock Subscription Agreement*
10.6	Royalty Deed dated as of May 24, 2012 by and between Pershing Royalty Company and Arthur Leger*
10.7	Form of Lock-Up Agreement*
10.8	Form of Lock-up Agreement*
10.9	Consulting Agreement dated as of May 24, 2012 by and between DRC Consulting LLC and Valor Gold Corp.*
10.10	Consulting Agreement dated as of May 24, 2012 by and between Interactive Investors, Inc. and Valor Gold Corp.*
10.11	Form of Indemnification Agreement between Valor Gold Corp. and each of the directors and executive officers thereof*
10.12	Arttor Gold LLC Assignment of Membership Interests dated as of May 23, 2012 by and between Pershing Gold Corporation and Red Battle Corp.*
10.13	Noble Effort Gold LLC Assignment of Membership Interests dated as of May 23, 2012 by and between Pershing Gold Corporation and Red Battle Corp.*
10.14	Stock Subscription Agreement dated as of May 22, 2012 by and between Red Battle Corp. and Pershing Gold Corporation*
10.15	Amended and Restated North Battle Mountain Mineral Lease dated as of July 15, 2011 by and among Arthur Leger, F.R.O.G. Consulting, LLC and Arttor Gold LLC*
10.16	Amended and Restated Red Rock Mountain Mineral Lease dated as of July 15, 2011 by and among Arthur Leger, F.R.O.G. Consulting, LLC and Arttor Gold LLC*
10.17	Centerra Lease dated as of August 22, 2011 by and among Centerra (US) Inc., Pershing Gold Corporation and Arttor Gold LLC*
10.18	Assignment and Assumption of Lease dated as of May 24, 2012 by and among Pershing Gold Corporation, Arttor Gold LLC and Noble Effort LLC*
10.19	Form of Management Lockup*
21.1	List of Subsidiaries*
99.1	Arttor Gold LLC and Noble Effort Gold, LLC audited combined financial statements for the period ended December 31, 2011 *
99.2	Arttor Gold LLC and Noble Effort Gold, LLC unaudited combined financial statements for the fiscal quarter ended March 31, 2012 *
99.3	Pro forma unaudited combined financial statements as of March 31, 2012*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 31, 2012

VALOR GOLD CORP.

By:	/s/ Arthur Leger
	Name:	Arthur Leger
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of May 24, 2012 by and among Valor Gold Corp., Valor Gold Acquisition Corp., Red Battle Corp. and Pershing Gold Corporation*
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2012)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2012)
3.3	Series A Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2012)
10.1	Note issued to Pershing Gold Corporation dated as of May 24, 2012*
10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of May 24, 2012 by and among Valor Gold Corp. and Felafel Holdings, Inc.*
10.3	Stock Purchase Agreement dated as of May 24, 2012 by and among Valor Gold Corp., Idan Karako and Viktorija Eglinskaite-Dijokiene*
10.4	Form of Common Stock Subscription Agreement*
10.5	Form of Series A Preferred Stock Subscription Agreement*
10.6	Royalty Deed dated as of May 24, 2012 by and between Pershing Royalty Company and Arthur Leger*
10.7	Form of Lock-Up Agreement*
10.8	Form of Lock-up Agreement*
10.9	Consulting Agreement dated as of May 24, 2012 by and between DRC Consulting LLC and Valor Gold Corp.*
10.10	Consulting Agreement dated as of May 24, 2012 by and between Interactive Investors, Inc. and Valor Gold Corp.*
10.11	Form of Indemnification Agreement between Valor Gold Corp. and each of the directors and executive officers thereof*
10.12	Arttor Gold LLC Assignment of Membership Interests dated as of May 23, 2012 by and between Pershing Gold Corporation and Red Battle Corp.*
10.13	Noble Effort Gold LLC Assignment of Membership Interests dated as of May 23, 2012 by and between Pershing Gold Corporation and Red Battle Corp.*
10.14	Stock Subscription Agreement dated as of May 22, 2012 by and between Red Battle Corp. and Pershing Gold Corporation*
10.15	Amended and Restated North Battle Mountain Mineral Lease dated as of July 15, 2011 by and among Arthur Leger, F.R.O.G. Consulting, LLC and Arttor Gold LLC*
10.16	Amended and Restated Red Rock Mountain Mineral Lease dated as of July 15, 2011 by and among Arthur Leger, F.R.O.G. Consulting, LLC and Arttor Gold LLC*
10.17	Centerra Lease dated as of August 22, 2011 by and among Centerra (US) Inc., Pershing Gold Corporation and Arttor Gold LLC*
10.18	Assignment and Assumption of Lease dated as of May 24, 2012 by and among Pershing Gold Corporation, Arttor Gold LLC and Noble Effort LLC*
10.19	Form of Management Lockup*
21.1	List of Subsidiaries*
99.1	Arttor Gold LLC and Noble Effort Gold, LLC audited combined financial statements for the period ended December 31, 2011 *
99.2	Arttor Gold LLC and Noble Effort Gold, LLC unaudited combined financial statements for the fiscal quarter ended March 31, 2012 *
99.3	Pro forma unaudited combined financial statements as of March 31, 2012*